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                                                                   EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of The Pep Boys -- Manny, Moe & Jack on Form S-3 of our report dated March 18, 1997, appearing in the Annual Report on Form 10-K of The Pep Boys -- Manny, Moe & Jack for the year ended February 1, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania


February 6, 1998